NEWS RELEASE
5847 San Felipe, Suite 3300 • Houston, Texas 77057 • (713) 789-1400

FOR IMMEDIATE RELEASE	Contact:	Robert E. Warren Steven D. Oldham (713) 789-1400
Pride International Reports Preliminary Third Quarter Results
     Houston, Texas, November 8, 2005 - Pride International, Inc. (NYSE: PDE) reported net earnings and income from continuing operations for the third quarter of 2005 of $68.2 million ($.40 per diluted share) on revenues of $538.8 million. This compares to net earnings and income from continuing operations of $2.1 million ($.01 per diluted share) on revenues of $477.4 million in the second quarter of 2005. In the third quarter of 2004, Pride reported a net loss of $18.2 million ($.13 per diluted share) and loss from continuing operations of $14.9 million ($.11 per diluted share) on revenues of $436.4 million.
     Results for the third quarter of 2005 were positively affected by items totaling $21.1 million, net of tax, which increased earnings per share by $.12. The items included, net of tax, a gain on sale of assets of $22.0 million, partially offset by a $.9 million loss related to the early retirement of debt.
     For the nine-month period ended September 30, 2005, Pride reported net earnings and income from continuing operations of $86.6 million ($.55 per diluted share) on revenues of $1,482.3 million. For the corresponding nine-month period in 2004, Pride reported a net loss of $21.1 million ($.16 per diluted share) and loss from continuing operations of $2.0 million ($.02 per diluted share) on revenues of $1,264.1 million.
Operations
     Worldwide demand increased for the Company’s drilling rigs during the third quarter of 2005. The return to service of the deepwater drillship Pride Angola, the semisubmersible Pride South Pacific, the jackup Pride North Dakota and the accommodation unit Pride Rotterdam, combined with high utilization of the rest of the fleet, resulted in consolidated operating income of $119.8 million for the quarter. Consolidated operating income for the third quarter includes gains on asset sales of $22.1 million. Second quarter consolidated operating income included losses on asset sales of $2.6 million and executive severance expense of $10.8 million. Excluding these items, consolidated operating income of $98.7 million in the third quarter increased $36.0 million, or 57%, over the second quarter.
     For the Eastern Hemisphere segment, operating income in the third quarter was $59 million compared with $32 million in the second quarter. Excluding net gains and losses on asset sales in both quarters, operating income of $39 million in the third quarter increased $5 million, or 13%, from the second quarter. Operating income for the Western Hemisphere segment of $33 million increased $25 million from the second quarter. Both segments include assets in the Company’s floater fleet, composed of drillships and semisubmersibles, and in the shallow water fleet, comprising jackups, tender-assisted rigs, and barges.

     The Company’s floater fleet operated at approximately 90% utilization in the third quarter, up 18 percentage points from 72% in the second quarter, and recorded operating income of $40 million, a 100% increase over the previous period. The Pride Angola and the Pride South Pacific returned to service following downtime for planned inspections in the second quarter. Also, three semisubmersibles in Brazil, which had inspection and repair downtime in the second quarter, operated at near full utilization during the period.
     Operating income for the Company’s international shallow water rig fleet totaled $32 million in the third quarter as compared to $11 million in the second quarter. Results for the third quarter included gains on asset sales of $6 million, and results for the second quarter included losses on asset sales of $3 million. Excluding these items, operating income for the international shallow water rig fleet in the third quarter totaled $26 million, an increase of $12 million, or 80%, from the previous quarter. Fleet utilization increased from approximately 91% to 97% due to the return to service of the Pride North Dakota and Pride Rotterdam from planned upgrades and inspections. Also, the Pride Texas and three platform rigs commenced new higher-rate contracts in Mexico.
     In the U.S. Gulf of Mexico, average daily revenues per jackup during the third quarter of 2005 increased to $53,100, up 22% from $43,400 during the second quarter of 2005 and up 67% from $31,900 during the third quarter of 2004. All of the Company’s 10 jackups located in the U.S. Gulf of Mexico are operating under contract, and the Company is in the process of mobilizing the Pride Alaska and the Pride Oklahoma to the U.S. Gulf of Mexico from Mexico. Rig rates in the U.S. Gulf of Mexico have continued to rise post-hurricanes Katrina and Rita due to limited rig availability.
     Results for the Latin America Land segment reflected continued strong demand throughout the region, and activity in Argentina maintained record levels. For the nine months ended September 30, 2005, the Latin America Land segment’s operating income was $43 million, which included a $3 million gain on asset sales. Excluding this gain, segment operating income increased $29 million, or 240%, over the year-ago nine month period. Operating income for the third quarter was $16 million. Excluding gains on asset sales totaling $2 million in the third quarter, operating income for the segment increased $1 million, or 8%, over the previous quarter.
     In the E&P Services segment, strong market conditions also continued, resulting in operating income for the nine months ended September 30, 2005 of $19 million, an increase of $9 million, or 90%, over the year-ago nine month period. Operating income in the third quarter of $6 million decreased $1 million, or 14%, from the second quarter of 2005, reflecting the costs to complete lower-margin projects during the quarter.
Debt Reduction
     As of September 30, 2005, total debt outstanding, including debt due within one year, was approximately $1.18 billion. The Company reduced debt during the third quarter of 2005 by approximately $77 million and during the nine months ended September 30, 2005 by approximately $550 million. For the period from January 1, 2004 through September 30, 2005, debt reduction totaled approximately $850 million.
Asset Sales
     The Company completed the sale of the tender-assisted rig Ile de Sein and four land rigs during the third quarter. Of the total cash proceeds associated with these asset sales, approximately $29 million was received during the quarter, which was used to repay debt.

Hurricane Damage
     As previously reported, the Company’s rig fleet sustained no major damage due to Hurricanes Rita and Katrina. Although a platform rig sustained minor damage, none of the jackups in the Gulf of Mexico fleet recorded hurricane-related contractual downtime. Results for the quarter were not materially affected by the hurricanes.
Commentary
     Louis A. Raspino, President and Chief Executive Officer, commented, “We are very pleased with our third quarter results. Increased rig demand worldwide, particularly in the Gulf of Mexico where we have sizable exposure, contributed to improved earnings and cash flow. We look forward to future earnings growth as our contract backlog rolls over and worldwide rig demand remains strong.” Mr. Raspino continued, “We are nearing completion of the initial stage in our transformation to the ‘New Pride’ by strengthening our balance sheet, management team and infrastructure. We are now moving ahead to focus our asset base and further grow shareholder value.”
Timing of Filing Form 10-Q
     Also, the Company announced that it is reviewing its accounting policy used since 1999 to account for interest rate swaps associated with certain non-recourse debt. Due to the periods involved, this review includes discussions with both the independent registered public accounting firm the Company engaged from 1999 to 2004 and the independent registered public accounting firm engaged in 2005. As a result of this review, the Company may restate its financial statements covering prior periods. Management estimates the cumulative net effect of any such restatement would be an increase in net earnings of approximately $2.0 million from inception of the swaps through September 30, 2005. Prior periods would be impacted both positively and negatively by varying amounts, which could be material in any such period. Any adjustments to earnings would be non-cash in nature. Because of the time required to review this matter with both accounting firms and to complete any restatement, if necessary, the Company plans to file for a five-day extension of the deadline for its quarterly report on Form 10-Q, and it may not be able to complete a restatement and file the report within that period.
     If the Company fails to file the report within such five-day period, a default would occur under the Company’s revolving credit facility and certain other indebtedness. There is at least a 30-day cure period for any such defaults, during which the Company expects to be able to complete and file such report. During the default period, the Company would be unable to make additional borrowings or to have additional letters of credit issued under the revolving credit facility unless it obtains a waiver from the lenders. The Company currently has $82 million of borrowings and $10 million of letters of credit outstanding under the facility.
     The financial information presented in this press release does not include the effects of any adjustment related to the review of the Company’s accounting policy for its interest rate swaps. Because that review and the preparation and completion of Pride’s financial statements in connection with its quarterly report on Form 10-Q are ongoing, the financial information presented in this press release is preliminary and subject to adjustment.

Conference Call
     The Company will host a conference call at 9:00 a.m. central time on Wednesday, November 9, 2005 to further discuss results for the quarter, recent events and management’s operational outlook. Individuals who wish to participate in the conference call may do so by dialing toll free (800) 369-1122 in the United States or (415) 228-4729 outside of the United States. The conference leader will be Louis A. Raspino, President and Chief Executive Officer, and the password is “PRIDE.” In addition, the conference call will be broadcast live, on a listen-only basis, over the Internet and can be accessed in the Investor Relations section of the Company’s corporate web site at www.prideinternational.com. A replay of the conference call and historical financial statements will be available on the Company’s web site.
     Pride International, Inc., headquartered in Houston, Texas, is one of the world’s largest drilling contractors. The Company provides onshore and offshore drilling and related services in more than 30 countries, operating a diverse fleet of 285 rigs, including two ultra-deepwater drillships, 12 semisubmersible rigs, 29 jackup rigs, and 18 tender-assisted, barge and platform rigs, as well as 224 land rigs.
     The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

PRIDE INTERNATIONAL, INC.
PRELIMINARY CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
REVENUES	$538,823	$436,439	$1,482,336	$1,264,142
OPERATING COSTS, excluding depreciation and amortization	355,889	285,020	1,009,717	835,910
DEPRECIATION AND AMORTIZATION	64,025	66,611	193,706	199,006
GENERAL AND ADMINISTRATIVE, excluding depreciation and amortization	20,206	19,909	70,121	52,899
IMPAIRMENT CHARGES	1,036	—	1,036	—
(GAIN) LOSS ON SALE OF ASSETS, net	(22,128)	3,077	(31,231)	2,713

EARNINGS FROM OPERATIONS	119,795	61,822	238,987	173,614
OTHER INCOME (EXPENSE)
Interest expense	(21,832)	(31,202)	(69,186)	(90,135)
Refinancing charges	—	(30,798)	—	(30,798)
Interest income	635	1,101	1,289	2,188
Other income (expense), net	420	720	1,751	(224)

Total other expense, net	(20,777)	(60,179)	(66,146)	(118,969)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	99,018	1,643	172,841	54,645
INCOME TAX PROVISION	24,990	9,103	71,744	38,879
MINORITY INTEREST	5,799	7,459	14,457	17,782

INCOME (LOSS) FROM CONTINUING OPERATIONS	68,229	(14,919)	86,640	(2,016)
LOSS ON DISCONTINUED OPERATIONS, net of tax	—	(3,284)	—	(19,111)

NET EARNINGS (LOSS)	$68,229	$(18,203)	$86,640	$(21,127)

EARNINGS (LOSS) PER SHARE
Basic
Income (loss) from continuing operations	$0.43	$(0.11)	$0.58	$(0.02)
Discontinued operations	—	(0.02)	—	(0.14)

Net earnings (loss)	$0.43	$(0.13)	$0.58	$(0.16)

Diluted
Income (loss) from continuing operations	$0.40	$(0.11)	$0.55	$(0.02)
Discontinued operations	—	(0.02)	—	(0.14)

Net earnings (loss)	$0.40	$(0.13)	$0.55	$(0.16)

SHARES USED IN PER SHARE CALCULATIONS
Basic	158,353	135,887	149,965	135,704
Diluted	172,800	135,887	171,725	135,704

PRIDE INTERNATIONAL, INC.
PRELIMINARY RESULTS BY OPERATING SEGMENT
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Eastern Hemisphere	$151,959	$142,898	$436,913	$426,657
Western Hemisphere	136,423	118,106	350,403	343,940
U.S. Gulf of Mexico	74,077	33,979	183,439	91,198
Latin America Land	127,075	99,536	360,804	283,354
E & P Services	49,257	40,772	150,320	108,060
Corporate and Other	32	1,148	457	10,933

Total	$538,823	$436,439	$1,482,336	$1,264,142

Earnings (loss) from operations:
Eastern Hemisphere	$59,044	$37,446	$130,934	$116,181
Western Hemisphere	32,516	31,215	57,708	83,803
U.S. Gulf of Mexico	22,731	(3,123)	44,864	(9,747)
Latin America Land	16,343	6,297	43,101	12,066
E & P Services	6,306	5,507	19,203	10,033
Corporate and Other	(17,145)	(15,520)	(56,823)	(38,722)

Total	$119,795	$61,822	$238,987	$173,614

PRIDE INTERNATIONAL, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$47,135	$37,100
Restricted cash	9,857	9,917
Trade receivables, net	424,911	329,309
Parts and supplies, net	71,626	66,692
Other current assets	97,097	116,533

Total current assets	650,626	559,551
PROPERTY AND EQUIPMENT, net	3,126,396	3,281,848
OTHER ASSETS
Investments in and advances to affiliates	63,176	46,908
Goodwill	68,450	68,450
Other assets	83,591	81,567

Total other assets	215,217	196,925

	$3,992,239	$4,038,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$179,548	$162,602
Accrued expenses	201,349	214,843
Debt due within one year	59,047	48,481

Total current liabilities	439,944	425,926

OTHER LONG-TERM LIABILITIES	44,002	35,796
LONG-TERM DEBT	1,124,991	1,686,251
DEFERRED INCOME TAXES	78,361	60,984
MINORITY INTEREST	127,809	113,305
STOCKHOLDERS’ EQUITY	2,177,132	1,716,062

	$3,992,239	$4,038,324

PRIDE INTERNATIONAL, INC.
RECONCILIATION OF PRELIMINARY EARNINGS (LOSS) FROM OPERATIONS
TO PRELIMINARY EARNINGS FROM OPERATIONS (EXCLUDING EXECUTIVE
SEVERANCE, IMPAIRMENT CHARGES AND (GAIN) LOSS ON SALE OF ASSETS)
For the three-month periods ended September 30, 2005 and June 30, 2005
(In millions)
(unaudited)

	Eastern Hemisphere			Western Hemisphere
	2nd Qtr	3rd Qtr	9 mo Ended	2nd Qtr	3rd Qtr	9 mo Ended
			Sept. 30			Sept. 30
	2005	2005	2005	2005	2005	2005
Earnings (loss) from operations	$31.9	$59.0	$130.9	$7.9	$32.5	$57.7
Executive severance	—	—	—	—	—	—
Impairment charges	—	—	—	—	—	—
(Gain) loss on sale of assets	2.6	(19.9)	(28.3)	—	—	—

Earnings from operations (excluding executive severance and gain on sale of assets)	$34.5	$39.1	$102.6	$7.9	$32.5	$57.7

	U.S. Gulf of Mexico			Latin America Land
	2nd Qtr	3rd Qtr	9 mo Ended	2nd Qtr	3rd Qtr	9 mo Ended
			Sept. 30			Sept. 30
	2005	2005	2005	2005	2005	2005
Earnings (loss) from operations	$14.6	$22.7	$44.8	$13.2	$16.3	$43.1
Executive severance	—	—	—	—	—	—
Impairment charges	—	1.0	1.0	—	—	—
(Gain) loss on sale of assets	—	—	—	—	(2.0)	(2.6)

Earnings from operations (excluding executive severance, impairment charges and gain on sale of assets)	$14.6	$23.7	$45.8	$13.2	$14.3	$40.5

	E&P Services			Corporate and Other
	2nd Qtr	3rd Qtr	9 mo Ended	2nd Qtr	3rd Qtr	9 mo Ended
			Sept. 30			Sept. 30
	2005	2005	2005	2005	2005	2005
Earnings (loss) from operations	$7.1	$6.3	$19.2	$(25.4)	$(17.0)	$(56.7)
Executive severance	—	—	—	10.8	—	10.8
Impairment charges	—	—	—	—	—	—
(Gain) loss on sale of assets	—	(0.2)	(0.3)	—	—	—

Earnings from operations (excluding executive severance and gain on sale of assets)	$7.1	$6.1	$18.9	$(14.6)	$(17.0)	$(45.9)

	Total
	2nd Qtr	3rd Qtr	9 mo Ended
			Sept. 30
	2005	2005	2005
Earnings (loss) from operations	$49.3	$119.8	$239.0
Executive severance	10.8	—	10.8
Impairment charges	—	1.0	1.0
(Gain) loss on sale of assets	2.6	(22.1)	(31.2)

Earnings from operations (excluding executive severance, impairment charge and gain on sale of assets)	$62.7	$98.7	$219.6

     Earnings from operations excluding gain and loss on sale of assets, impairment charges and executive severance charges is a “non-GAAP financial measure.” Management provides it as a supplemental disclosure because management believes that it provides investors useful information in evaluating the performance of the underlying operations. This measure is not a substitute for the measures of earnings from operations and net earnings as calculated under generally accepted accounting principles.